EX-99.T3C-1 formofindentu.htm EXHIBIT

__________________________________________________________________
IMH FINANCIAL CORPORATION,
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

7% Notes due 2021

___________________________________________________

INDENTURE

Dated as of

___________, 2018

__________________________________________________________________

Page

Page

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Exhibit A    Form of Note
Exhibit B    Form of Assignment

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CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	SECTION 8.10
(a)(2)	SECTION 8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	SECTION 8.10
(b)	SECTION 8.09, SECTION 8.11
311(a)	SECTION 8.14
(b)	SECTION 8.14
312(a)	SECTION 6.01, SECTION 1.01(a)
(b)	SECTION 1.01(b)
(c)	SECTION 1.01(c)
313(a)	SECTION 6.03
(b)(1)	N.A.
(b)(2)	SECTION 6.03
(c)	SECTION 6.03; SECTION 16.06
(d)	SECTION 6.03
314(a)	SECTION 4.05; SECTION 4.07
(b)	N.A.
(c)(1)	SECTION 16.08
(c)(2)	SECTION 16.08
(c)(3)	N.A.
(d)	N.A.
(e)	SECTION 16.08
(f)	N.A.
315(a)	SECTION 8.01; SECTION 8.02
(b)	SECTION 7.08; SECTION 16.06
(c)	SECTION 8.01
(d)	SECTION 8.01
(e)	SECTION 7.09
316(a) (last sentence)	SECTION 9.04
(a)(1)(A)	SECTION 7.07

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(a)(1)(B)	SECTION 7.07
(a)(2)	N.A.
(b)	SECTION 7.04
(c)	SECTION 9.01
317(a)(1)	SECTION 7.02; SECTION 7.05
(a)(2)	SECTION 7.02
(b)	SECTION 4.04
318(a)	SECTION 16.10
N.A. means not applicable
Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE
INDENTURE dated as of _________ __, 2018, between IMH Financial Corporation, a Delaware corporation (hereinafter called the “Company”), having its principal office at 7001 North Scottsdale Road, #2050, Scottsdale, Arizona 85253, and U.S. Bank National Association, a national banking association, as trustee hereunder (hereinafter called the “Trustee”).
WITNESSETH:
WHEREAS, the Company has duly authorized the issue of its 7% Notes due 2021 (hereinafter called the “Notes”), in principal amount limited as specified in this Indenture and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;
WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, and a form of assignment to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, each party agrees as follows for the benefit of the other parties and for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS
SECTION 1.01    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act, as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Assignment” means an assignment of a Note or interest therein in the form attached as Exhibit B hereto.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York.
“Capital Stock” of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12, shall include its successors and assigns.
“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 101 North First Avenue, Suite 1600, Phoenix, AZ 85003, Attention: Global Corporate Trust Services/ IMH Financial Corporation 7% Senior Notes, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company.
“Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form or such other Person as the Company shall appoint as Custodian hereunder from time to time by notice to the Trustee.

“Default” has the meaning given in Section 4 of the form of Note attached as Exhibit A hereto.
“Default Rate” has the meaning given in the form of Note attached as Exhibit A hereto.
“Defaulted Interest” has the meaning specified in Section 2.03(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Global Note” has the meaning specified in Section 2.02.
“include,” “includes” and “including” will be deemed to be followed by the words “without limitation.”
“Indenture” means this Indenture as amended or supplemented from time to time.
“Notes” has the meaning given in the first WHEREAS clause of this Indenture.
“Noteholder” or “holder” as applied to any Note, or other similar terms means any Person in whose name at the time a Note or a beneficial interest in a Note is registered in the Note Register. Notwithstanding anything to the contrary herein, if at any time the Notes (other than the Global Note) are issued in registered form, “Noteholder” or “holder will not include beneficial holders or owners.
“Note Register” has the meaning specified in Section 2.05(a).
“Note Registrar” has the meaning specified in Section 2.05(a).
“Officer” means the Chief Executive Officer, the Chief Financial Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary of the Company.
“Officers’ Certificate” means a certificate signed by two Officers of the Person issuing such certification. One of the Officers signing the certificate required by Section 4.05 will be the principal executive officer, principal financial officer or principal accounting officer.
“Opinion of Counsel” means an opinion in writing (subject to customary assumptions and exclusions) from a legal counsel who is reasonably acceptable to the Trustee and who may be an employee of or counsel to the Company.
“Outstanding”, when used with reference to Notes and subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

Notes, or portions thereof, (i) for the redemption or prepayment of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 13;
Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and
Notes deemed not outstanding pursuant to any provision of this Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Quarterly Payment Date” has the meaning specified in the form of Note attached as Exhibit A hereto.
“Regular Record Date” has the meaning specified in Section 2.03(b).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust office of the Trustee as specified in Section 16.06 of this Indenture who shall have direct responsibility for the administration of this Indenture, including with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.03(c).
“Stated Maturity Date” has the meaning given in the form of Note attached as Exhibit A hereto.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.
“Successor Company” has the meaning specified in Section 12.01.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION, TRANSFER
AND EXCHANGE OF NOTES
SECTION 2.01    Designation Amount and Issue of Notes. The Notes shall be designated as “7% Notes due 2021.” The Trustee shall initially authenticate and deliver Notes for original issue in an aggregate principal amount of up to $10,162,000 upon receipt by the Trustee of the following:
(a)    a request by the Company for the authentication and delivery of the Notes signed by two Officers of the Company;
(b)    an Officers’ Certificate of the Company certifying that no Default has occurred under this Indenture; and
(c)    an Opinion of Counsel of the Company to the effect that:
(i)    The Indenture has been duly executed and delivered by the Company and is a valid and enforceable agreement of the Company.
(ii)    The Notes, assuming the due authentication and delivery thereof by the Trustee, are the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
In giving such opinion, counsel may assume that the laws of the State of New York are identical to the laws of the State in which such counsel is admitted.
SECTION 2.02    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated by reference herein and shall constitute, and are hereby expressly made, a part of this Indenture.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian or any regulatory authority or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Except as contemplated by Section 2.05(b), all of the Notes will be represented by one Note in global form, substantially in the form set forth in Exhibit A, registered in the name of the Custodian or the nominee of the Custodian (the “Global Note”). The transfer and exchange of beneficial interests in the Global Note shall be effected through the Custodian in accordance with this Indenture and the applicable procedures of the Custodian, which shall be reasonably acceptable to the

Company. Except as provided in Section 2.05(b), beneficial owners of the Global Note shall not be entitled to have certificates registered in their names and will not receive or be entitled to receive physical delivery of certificates in definitive form. To the extent that any reference is made in this Indenture to a “Note” or a “holder of a Note” and instead, a Global Note has been issued, the terms herein shall be understood to ensure that if any payment of interest or principal is made to the holder of the Global Note, it shall pass through and be made to the holders of beneficial interests in the Notes as identified in the Note Register.
The Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Company in accordance with this Indenture. Payment of principal of, or interest on, the Global Note shall be made to the holders of beneficial interests in such Note as provided in the Note Register.
SECTION 2.03    Date and Denomination of Notes; Payments of Interest.
(a)    Beneficial interests in the Global Note, and Notes to the extent they are issued, shall be issuable in registered form without coupons in denominations of $100 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of such Note attached as Exhibit A hereto.
(b)    The Person in whose name any beneficial interest in the Global Note or a Note is registered on the Note Register at the close of business on any Regular Record Date with respect to any Quarterly Payment Date shall be entitled to receive the interest payable on such Quarterly Payment Date. Interest shall be payable at the office of the Company maintained by the Company for such purposes pursuant to this Indenture, which shall initially be the Corporate Trust Office of the Trustee. The term “Regular Record Date” with respect to any Quarterly Payment Date shall mean the December 15, March 15, June 15, and September 15 preceding the applicable Quarterly Payment Date, respectively, whether or not a Business Day.
(c)    Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Quarterly Payment Date (herein called “Defaulted Interest”) shall accrue interest at the Default Rate (as defined in the Note). Defaulted Interest shall forthwith cease to be payable to the holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes or beneficial interests therein are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each holder in the manner set forth in Section 16.06 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes or beneficial interests therein are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii).
(ii)    The Company may make payment of any Defaulted Interest in any lawful manner not inconsistent with the terms of the Notes, the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(d)    The Trustee shall deliver a statement of amounts owed under the Note and this Indenture to the Company (including amounts of accrued interest, Defaulted Interest, late payment charges and principal), five (5) Business Days prior to the Regular Record Date or Special Record Date (as applicable) for each payment date. All payments to holders of Notes (to the extent of available funds therefor) shall be made by the Trustee (or Paying Agent, if applicable) by check mailed to the last address of record for such holders on the Register.
SECTION 2.04    Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of one of its Officers and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.14), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the

Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
SECTION 2.05    Registration of Transfer of Notes; Restrictions on Transfer.
(a)    The Trustee shall maintain a register (herein referred to as the “Note Register”) in which, subject to such reasonable regulations as the Company or Trustee may prescribe, the Company shall provide for the registration of the Notes and of transfers of such Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of such Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02. While the Notes are in the form of one or more Global Notes, the Custodian will be the Co-Registrar for the Notes and shall maintain the record of beneficial interests in the Notes, subject to such reasonable regulations as the Company or Custodian may prescribe. The Co-Registrar shall provide for the registration of beneficial interests in the Notes and transfers of beneficial interests in the Notes in the Note Register as herein provided.
A Noteholder may transfer a Note or beneficial interest in a Note only upon satisfaction of the requirements for such transfer set forth in this Section 2.05 and with the consent of the Company, and thereupon, the Trustee or Custodian, as the case may be, shall register such transfer in the Note Register.
All Notes presented or surrendered for registration of transfer or for exchange, redemption, or repurchase shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee.
No service charge shall be made to any holder for any registration of transfer or exchange of Notes or beneficial interest therein, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes or beneficial interest therein.
Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes or beneficial interests therein for a period of fifteen (15) days next preceding any selection of Notes or beneficial interests therein to be redeemed or prepaid or (b) any Notes or portions thereof called for redemption or prepayment.

(b)    The following provisions shall apply to the Global Note:
(i)    The Global Note authenticated under this Indenture shall be registered in the name of and held by the Custodian and shall constitute a single Note for all purposes of this Indenture.
(ii)    Notwithstanding any other provision in this Indenture, the Global Note may not be exchanged in whole or in part for Notes registered, and no transfer of the Global Note in whole or in part may be registered, in the name of any Person other than the Custodian or a nominee thereof except as required by law. Any Global Note exchanged pursuant to the immediately preceding sentence shall be exchanged in whole or from time to time in part as directed by the Company.
(iii)    Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Custodian shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Custodian to the Trustee. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, in each case as the Company shall direct. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Custodian or an authorized representative thereof.
(iv)    In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without coupons.
(v)    Subject to the express terms of this Indenture providing the Company with the right to effectuate, or a Noteholder with the right to require, any of the following actions, at such time as all interests in a Global Note have been redeemed, repurchased, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
(c)    Every Note and beneficial interests therein shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Note or beneficial interest, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” includes a direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub-participation or other legal or beneficial interest in, change of Control or other disposition, at any tier of ownership, directly or indirectly, by operation of law or otherwise.
Notes and beneficial interests in the Notes may be transferred in increments of $100 and only among other Noteholders, subject to the consent of the Company, in the Company’s reasonable discretion, and further subject to securities and other applicable laws. In the event that a Noteholder desires to transfer its Notes or interest in the Notes or any part thereof, it shall give to the Trustee or, if the Notes are in the form of one or more Global Notes, the Custodian, an Assignment fully and properly executed by the transferor and the transferee, with a copy thereof to the Company. Within five (5) Business Days after receipt of such Assignment, the Company may require a purported transferee to provide it with a legal opinion with respect to the proposed transfer if, in its reasonable opinion, the Company believes that such transfer may not be exempt from registration under federal and applicable state securities laws and regulations.
Any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form, unless otherwise determined by the Company, with written notice thereof to the Trustee:
THIS SECURITY IS SUBJECT TO TRANSFER RESTRICTIONS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE TRANSFERRED IN CONTRAVENTION OF SUCH RESTRICTIONS. A TRANSFER INCLUDES ANY LEGAL OR BENEFICIAL DIRECT OR INDIRECT ASSIGNMENT, PLEDGE, HYPOTHECATION, CONVEYANCE, SALE, TRANSFER, MORTGAGE, ENCUMBRANCE, GRANT OF A SECURITY INTEREST, ISSUANCE OR GRANT OF A PARTICIPATION, SUB-PARTICIPATION OR OTHER LEGAL OR BENEFICIAL INTEREST IN, CHANGE IN CONTROL, OR OTHER DISPOSITION, AT ANY TIER OF OWNERSHIP, EITHER DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR OTHERWISE.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY WITH THE CONSENT OF IMH FINANCIAL CORPORATION (THE “COMPANY”) IN ITS REASONABLE DISCRETION AND ONLY TO (A)  THE COMPANY OR ANY SUBSIDIARY THEREOF OR (B) NOTEHOLDERS AS DEFINED IN THE WITHIN MENTIONED INDENTURE, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE, OR, IF THE NOTES ARE IN THE FORM OF ONE OR MORE GLOBAL

NOTES, THE CUSTODIAN PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (IF IN ITS REASONABLE OPINION, THE COMPANY BELIEVES THAT THE TRANSFER MAY NOT BE EXEMPT FROM REGISTRATION UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS), ALONG WITH AN ASSIGNMENT IN THE FORM PROVIDED IN THE INDENTURE COMPLETED AND DELIVERED BY THE TRANSFEROR AND THE TRANSFEREE TO THE TRUSTEE, OR, IF THE NOTES ARE IN THE FORM OF ONE OR MORE GLOBAL NOTES, THE CUSTODIAN.
The Trustee or Custodian, as the case may be, shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.06    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder (a) satisfies the Company within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Trustee. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or is subject to mandatory repayment or has been called for redemption or prepayment shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.
SECTION 2.07    Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repayment, exchange or registration of transfer expressly permitted hereunder shall, if surrendered to the Company, the Custodian, any paying agent or any Note Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repayment or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
SECTION 2.08    CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption, repayment or other notices with respect to the Notes as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers. The Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notices or elsewhere.
ARTICLE 3
PAYMENT AT MATURITY; MANDATORY REPAYMENT

SECTION 3.01    Payment at Maturity. On the Stated Maturity Date or earlier acceleration thereof in accordance with this Indenture, the Company shall pay to each holder of a Note or beneficial interest in a Note in the proportion set forth in the Note Register based on ownership of the Notes, the unpaid principal balance thereof, all due and unpaid interest and any and all other amounts of any nature which may or shall then be due and payable by the Company to the Noteholders pursuant to the provisions of the Note or this Indenture. With respect to any payment required to be made under clause (y) of the definition of Stated Maturity Date in the Note, the Company shall deliver a written notice to the Trustee not fewer than ten (10) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the Stated Maturity Date, and the Trustee shall thereafter, in the name of and at the expense of the Company, mail or cause to be mailed a notice of the Stated Maturity Date not fewer than five (5) Business Days prior to such date, to each holder of Notes or beneficial interests in the Notes as provided in the Note Register at its last address as the same appears on the Note Register. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Notes or beneficial interest in a Note shall not affect the validity of the proceedings for the payment of any other Note. In each case, the notice contemplated hereunder may be conditional on the actual occurrence of the initial public offering contemplated in clause (y) of the definition of Stated Maturity Date in the Note.
Such notice shall specify the aggregate principal amount of Notes to be so paid, the CUSIP number or numbers of the Notes being paid, if any, the payment date (which shall be a Business Day), the payment price, the place or places of payment, and that payment will be made upon presentation and surrender of such Notes or upon such other conditions as shall be specified in such notice. On or prior to the date of payment, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to pay on the payment date all the sums that are payable in connection with the payment of the Notes; provided that if such payment is made on the payment date, it must be received by the Trustee or paying agent, as the case may be, by 2:00 p.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or earnings on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.01 in excess of amounts required hereunder to pay the payment price of all Notes.
SECTION 3.02    [Intentionally left blank].
SECTION 3.03    Notice of Prepayment. Subject to the terms of the Notes, in the event the Company wishes to make a prepayment hereunder, the Company shall deliver a written irrevocable prepayment notice to the Trustee not fewer than ten (10) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the prepayment date, and the Trustee shall thereafter, in the name of and at the expense of the Company, mail or cause to be mailed a notice of such prepayment not fewer than five (5) Business Days prior to the prepayment date specified in such notice, to each holder of Notes or beneficial interests in the Notes as provided in the Note Register at its last address as the same appears on the Note Register. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Notes or beneficial interest in a Note shall not affect the validity of the proceedings for the prepayment of any other Note.
Each such notice shall (x) specify the aggregate principal amount of Notes to be prepaid, the CUSIP number or numbers of the Notes being prepaid, if any, the prepayment date, (which shall be a Business Day), the prepayment price, the place or places of payment, and that payment will be made upon presentation and surrender of such Notes or upon such other conditions as shall be specified in such notice, and (y) in the event any of the Senior Indebtedness (as defined in the Note) are outstanding, contain a certificate signed by an Officer of the Company enclosing a true and correct copy of the written consent of the holder of such Senior Indebtedness; provided, that, the certificate referred to in (y) shall only be delivered by the Company to the Trustee, and not by the Trustee to the Noteholders. In case any Note is to be prepaid in part only, the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and, if applicable, shall state that, on and after the prepayment date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unpaid portion thereof will be issued.
On or prior to the prepayment date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to prepay on the prepayment date all the sums that are payable in connection with the prepayment of the Notes (or portions thereof) to be prepaid; provided that if such payment is made on the prepayment date, it must be received by the Trustee or paying agent, as the case may be, by 2:00 p.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or earnings on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.03 in excess of amounts required hereunder to pay the prepayment price of all Notes to be prepaid on such date.
The Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be prepaid (in principal amounts of $100 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate.
SECTION 3.04    Making of Required Prepayment. If notice of prepayment has been given as provided herein, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the date fixed for prepayment and at the place or places stated in such notice at the applicable prepayment price, and after the close of business on the Business Day immediately preceding the prepayment date (unless the Company shall default in the payment of such Notes at the prepayment price), interest shall cease to accrue on such Notes and, except as provided in Section 8.06 and Section 13.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the prepayment price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified or satisfaction of such other conditions as are specified in the notice, the said Notes or the specified portions thereof shall be prepaid by the Company at the applicable prepayment price.

Upon presentation of any Note prepaid in part only, except in the case of Global Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unpaid portion of the Notes so presented.
ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
SECTION 4.01    Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of, premium, if any, and accrued and unpaid interest on each of the Notes, including the Global Note, at the places, at the respective times and in the manner provided herein and in the Notes.
SECTION 4.02    Maintenance of Office or Agency. The Company may maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes or interests therein may be surrendered for registration of transfer or exchange or for presentation for payment or for redemption or prepayment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby initially designates the Trustee as paying agent and Note Registrar, and the Custodian as paying agent and Co-Registrar and each of the Corporate Trust Office and the office or agency of the Trustee and the office or agency of the Custodian designated for such purposes shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.11 and the third paragraph of Section 8.12. If co‑registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.
SECTION 4.03    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.11, a Trustee, so that there shall at all times be a Trustee hereunder.
SECTION 4.04    Provisions as to Paying Agent. If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)    that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
(2)    that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and
(3)    that at any time during the continuance of a Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal of, or premium, if any, or interest on the Notes, deposit with the paying agent a sum in funds which are immediately available on the due date for such payment sufficient to pay such principal, premium, if any, or interest and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 2:00 p.m. New York City time, on such date.
If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, and interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, and interest on the Notes when the same shall become due and payable.
Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.
Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.
The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

SECTION 4.05    Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
SECTION 4.06    Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.07    Commission and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall file such information, documents and reports as are required to be filed by and in accordance with the requirements of Section 314(a) of the Trust Indenture Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.
ARTICLE 5
[INTENTIONALLY OMITTED]
ARTICLE 6
NOTEHOLDERS’ LISTS AND REPORTS
BY THE COMPANY AND THE TRUSTEE
SECTION 6.01    Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with December 1, 2018, and at such other times as the Trustee may request in writing, all information in its possession and control, or in the possession and control of any of its paying agents (other than the Trustee) as to the names and addresses of the holders of Notes, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar. Upon prior written request, the Custodian shall provide to the Company all information in its possession and control as to the names and addresses of Holders.
SECTION 6.02    Preservation and Disclosure of Lists.
(a)    Each of the Trustee and the Custodian shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes furnished to it as provided in Section 6.01 or maintained by the Trustee and the

Custodian in its capacity as Note Registrar or Co-Registrar in respect of the Notes, if so acting. The Trustee and the Custodian may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished. The Trustee shall otherwise comply with Section 312(a) of the Trust Indenture Act.
(b)    Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other holders of Notes with respect to their rights under this Indenture or the Notes and the Trustee will comply with its obligations under said Section 312(b). The Custodian shall provide such information as is available to it to the Trustee to enable the Trustee to comply with such obligations.
(c)    The Company, the Trustee, the Note Registrar, the Custodian and other covered persons shall have the protection of Section 312(c) of the Trust Indenture Act.
SECTION 6.03    Reports by Trustee.
(a)    Within sixty (60) days after October 1st of each year commencing with the year 2019, the Trustee shall transmit to holders of Notes reports dated as of May 15 of the year in which such reports are made that comply with Section 313(a) of the Trust Indenture Act. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports. The Trustee will also comply with Sections 313(b) and (c) of the Trust Indenture Act.
(b)    A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed (if applicable), with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.
ARTICLE 7
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON A DEFAULT
SECTION 7.01    Events of Default. In case one or more of the Defaults provided for in Section 4 of the form of Note attached as Exhibit A hereto (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, then, and in each and every such case (other than a Default specified in Section 5(d) of the form of Note), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than forty percent (40%) in aggregate principal amount of the beneficial interests in the Notes then outstanding hereunder determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If a Default specified in

Section 5(d) of the form of Note occurs, the principal of and accrued and unpaid interest on all the Notes shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal (with interest on all such amounts that are overdue at the Default Rate) and amounts due to the Trustee pursuant to Section 8.07, and if any and all defaults under this Indenture, other than the nonpayment of principal and accrued and unpaid interest which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then, and in every such case the Noteholders shall then be deemed to have waived all Defaults or Events of Default and rescinded and annulled such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Default.
In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of such deemed waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
SECTION 7.02    Payments of Notes on Default; Suit Therefor. Subject to Article 15, the Company covenants that in case default shall be made in the payment of the principal of, or accrued and unpaid interest on, any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or prepayment, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and accrued and unpaid interest, with interest upon the overdue amounts at the Default Rate, from the required payment date and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.07. Until such demand by the Trustee, the Company may pay the principal of, and interest on, the Notes to the registered holders, whether or not the Notes are overdue.
In case the Company shall fail forthwith to pay such amounts upon such demand, subject to Article 15, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.07, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
SECTION 7.03    Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 8.07;
SECOND: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and then to the payment of interest, with interest on the overdue payments of principal or (to the extent allowed by law) interest at the rate of 2.00% per annum above the otherwise applicable interest rate on the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and
THIRD: To the payment of the remainder, if any, to the Company.
SECTION 7.04    Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of a Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than forty percent (40%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes or holder of the Senior Indebtedness (as defined in the Notes), or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04 each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of, and accrued and unpaid interest on, such Note (including the prepayment price upon prepayment pursuant to Article 3), on or after the respective due dates expressed in such Note or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

SECTION 7.05    Proceedings by Trustee. In case of a Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
SECTION 7.06    Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
SECTION 7.07    Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may, on behalf of the holders of all of the Notes, waive any past Default hereunder and its consequences except (i) a default in the payment of interest on, or the principal of, the Notes when due which has not been cured pursuant to the provisions of Section 7.01, (ii) a default in the payment of the prepayment price pursuant to Article 3, or (iii) a default in respect of a covenant or provisions hereof which under Article 11 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Whenever any Default hereunder shall have been waived as permitted by this Section 7.07, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; and said Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 7.08    Notice of Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within five days after the Company becomes aware of the occurrence of any Default, an Officers’ Certificate setting forth the details of such Default and the action which the Company proposes to take with respect thereto. Trustee shall, within ninety (90) days after being notified of the occurrence of such Default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register and as otherwise required in Section 313(c) of the Trust Indenture Act, notice of all Defaults known to a Responsible Officer of the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.
SECTION 7.09    Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest, if any, on any Note on or after the due date expressed in such Note.
ARTICLE 8
THE TRUSTEE
SECTION 8.01    Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of a Default and after the curing of all Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case a Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of a Default and after the curing or waiving of all Defaults which may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
(ii)    in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
SECTION 8.02    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:
(a)    the Trustee may conclusively rely and shall be protected in acting upon any appraisal, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation;
(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
(g)    the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(h)    the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(i)    the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
(j)    any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty;

(k)    the Trustee shall not be responsible for the computation or determination of any interest payments or prepayment or redemption amounts;
(l)    in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
(m)    in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, interruptions, loss or malfunctions of utilities, communications or computer (software and/or hardware) services, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.
SECTION 8.03    Withholding. If any withholding tax is imposed on the Company's payment under the Notes by law to any Holder, such tax shall reduce the amount otherwise distributable to such Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Company and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 8.03. If any Holder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes. Without limiting the generality of the foregoing, if a payment made to a Holder hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Trustee, at the time or times prescribed by law and at such time or times reasonably requested by the Trustee, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Trustee as may be necessary for the Trustee to comply with its obligations under FATCA, to determine that such Holder has or has not complied with such Holder’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  “FATCA” means Sections 1471 through 1474 of the Code, as amended from time to time, and any regulations or official interpretations thereof, whether in existence on the date hereof or promulgated or published hereafter.
SECTION 8.04    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The

Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
SECTION 8.05    Trustee, Paying Agents, or Note Registrar May Own Notes. Subject to the requirements in connection with any transfer intended to be effectuated hereunder, the Trustee, the Custodian, any paying agent, or the Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Custodian, paying agent, or Note Registrar.
SECTION 8.06    Monies to be Held in Trust. Subject to the provisions of Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
SECTION 8.07    Compensation, Expenses and Indemnification. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agents or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises. The obligations of the Company under this Section 8.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.
When the Trustee and its agents and any authenticating agent actually incur expenses or render services reasonably necessary to fulfill such Person’s obligations required hereunder after the occurrence of a Default specified in Section 6(d) of the form of Note with respect to the Company, such expenses actually incurred and the compensation for such services actually provided pursuant to the express terms of this Indenture are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
SECTION 8.08    Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
SECTION 8.09    Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall (i) eliminate such interest within 90 days, (ii) apply to the Commission for permission to continue as trustee or (iii) resign, in each case to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. The Trustee is subject to Section 310(b) of the Trust Indenture Act.
SECTION 8.10    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $150,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $150,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. This Indenture shall always have a Trustee that satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act in every respect.
SECTION 8.11    Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Noteholders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)    In case at any time any of the following shall occur:
(i)    the Trustee shall fail to comply with Section 8.09 after written request therefor by the Company or by any Noteholder who satisfies the requirements of Section 310(b) of the Trust Indenture Act; or
(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 8.10 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or
(iii)    the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.
(b)    The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.11 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(c)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.12.
(d)    Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
SECTION 8.12    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder and expressly agreeing to be bound by the terms of this Indenture, including as Custodian hereunder if the predecessor trustee was acting as Custodian prior to the succession, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.07.
No successor trustee shall accept appointment as provided in this Section 8.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.09 and be eligible under the provisions of Section 8.10.
Upon acceptance of appointment by a successor trustee as provided in this Section 8.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
SECTION 8.13    Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.09 and eligible under the provisions of Section 8.10.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 8.14    Preferential Collection of Claims. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.
SECTION 8.15    Holder Agreements. By acceptance of a Note or beneficial interest therein, each holder agrees to the terms and conditions of the Notes. All rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee acting hereunder and in connection with the Note, including the Trustee’s compliance with the holders’ foregoing authorizations.
ARTICLE 9
THE NOTEHOLDERS
SECTION 9.01    Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.
SECTION 9.02    Proof of Execution by Noteholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.
SECTION 9.03    Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, the Custodian, and any Note Registrar may deem the Person in whose name such Note or interests therein shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note or interest (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and interest, if any, on such Note and for all other purposes; and neither the Company nor the Trustee nor the Custodian nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
SECTION 9.04    Certain Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, (a) Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company and (b) Notes that have been transferred in contravention of the provisions of Section 2.05 shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned or transferred shall be so disregarded. Notes so owned which, subject to the consent rights of the Company pursuant to the terms of this Indenture, have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination. In determining whether a Note or beneficial interest therein has been transferred in contravention of Section 2.05, the Company, the Trustee and the Custodian may rely on representations of the holder thereof and may request such other evidence or documentation as they shall see fit, but shall not be obligated to do so.
SECTION 9.05    Revocation of Consents, Future Noteholders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note or interest therein which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note or interest therein shall be conclusive and binding upon such holder and upon all future holders and owners of such Note or interest therein and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
MEETINGS OF NOTEHOLDERS
SECTION 10.01    Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee expressly permitted under this Indenture, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or
(d)    to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under (x) any other provision of this Indenture or (y) applicable law, but only to the extent such action is not permitted to be waived by applicable law.
SECTION 10.02    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
SECTION 10.03    Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

SECTION 10.04    Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes or beneficial interests therein on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
SECTION 10.05    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $100 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
SECTION 10.06    Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 10.07    No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.
SECTION 10.08    Noteholder Action. The Noteholders relinquish any and all rights with respect to the Notes and this Indenture other than (x) subject to the immediately following sentence, the right to receive payments to be made thereunder and hereunder, and (y) holding meetings for the purposes, and taking actions, expressly permitted by Section 10.01 of this Indenture; any other actions to be taken or omitted to be taken under this Indenture or the Notes by or on behalf of the Noteholders are granted exclusively to the Trustee, and such grant shall not be amended, modified, supplemented or cancelled at any time. In furtherance of the foregoing, each Noteholder agrees it shall not take or institute any actions, proceedings, judicial or otherwise, for any right or remedy against the Company or any other obligor under this Indenture, or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to the Notes.
ARTICLE 11
AMENDMENTS; SUPPLEMENTAL INDENTURES
SECTION 11.01    Amendment or Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, and without the consent of any Noteholders, from time to time, and at any time amend this Indenture or the Note incorporated herein, or enter into an indenture or indentures supplemental hereto, for one or more of the following purposes:
(a)    to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets or to otherwise secure the Notes;
(b)    to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 12;
(c)    to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions or a default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
(d)    [intentionally omitted];
(e)    to provide for the issuance under this Indenture of Notes and to provide for a custodian or registered holder for the Notes and for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;
(f)    to cure any ambiguity or to correct or supplement any provision contained herein or therein or in any amendment or supplemental indenture that may be defective or inconsistent with any other provision contained herein or therein or in any amendment or supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or the Notes that shall not adversely affect the interests of the holders of the Notes in any material respect; any such modification or amendment made to conform the provisions of the Indenture or the Notes to the description thereof contained in the disclosure for the offering of the Notes will be deemed not to adversely affect the interests of the Holders;
(g)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;
(h)    to modify, eliminate or add to the provisions of this Indenture or the Notes to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or
(i)    to modify, eliminate or add to the provisions of this Indenture or the Notes to make the provisions hereof consistent with any inconsistent or adverse provision of this Indenture or the Notes.
Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any amendment or supplemental indenture, the Trustee shall join with the Company in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided that the Trustee shall not be obligated to, but may in its discretion, enter into any amendment or supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any amendment or supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

SECTION 11.02    Amendment or Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an amendment to this Indenture or the Notes, or an indenture or indentures supplemental hereto, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or any amendment or supplemental indenture, or of modifying in any manner the rights of the holders of the Notes; provided that any such amendment or supplemental indenture shall not without the consent of each Noteholder so affected:
(a)    extend the fixed maturity of any Note;
(b)    reduce the principal amount or change the date on which any Note may be prepaid or redeemed pursuant to Article 3 thereof;
(c)    reduce the rate, or extend the stated time for payment, of interest on any Note;
(d)    reduce any amount payable on redemption or prepayment thereof;
(e)    impair the right of any Noteholder to receive payment of principal and interest of such holder’s Notes on or after the due dates therefore or to institute suit for the payment thereof;
(f)    modify any of the provisions of this Section 11.02 or Section 7.07, except to increase any such percentage or to provide that certain other provisions of this Indenture or the Notes cannot be modified or waived without the consent of the holder of each Note so affected;
(g)    change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02;
(h)    reduce the quorum or voting requirements set forth in Article 10 or modify or change Article 15, in any manner adverse to the Noteholders’ rights thereunder; or
(i)    reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment or supplemental indenture, without the consent of the holders of all Notes then outstanding.
Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.
SECTION 11.03    Effect of Amendment or Supplemental Indenture. Any amendment or supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any amendment or supplemental indenture pursuant to the provisions of this Article 11, this Indenture or the Notes, as the case may be, shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 11.04    Notation on Notes. Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment or supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.14) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
SECTION 11.05    Evidence of Compliance of Amendment or Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any amendment or supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any amendment or supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.
ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
SECTION 12.01    When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i)    the resulting, surviving or transferee Person (the “Successor Company”) shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company as the case may be) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(ii)    immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Default shall have occurred and be continuing; and
(iii)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture.
SECTION 12.02    Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and accrued interest on, all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of IMH Financial Corporation any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, notwithstanding any such dissolution, winding up or liquidation, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
ARTICLE 13
SATISFACTION AND DISCHARGE OF INDENTURE
SECTION 13.01    Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption or prepayment within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption or prepayment, and the Company shall deposit with the Trustee, in trust, funds or U.S. Government Obligations sufficient to pay at maturity or upon redemption or prepayment all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and accrued interest due or to become due to such date of maturity or redemption or prepayment date, as the case may be, accompanied by a verification report, in the case of a deposit of U.S. Government Obligations, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and interest, if any, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.08 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
SECTION 13.02    Deposited Monies to Be Held in Trust by Trustee. Subject to Section 13.04, all monies or securities deposited with the Trustee pursuant to Section 13.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption or prepayment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal.
SECTION 13.03    Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.
SECTION 13.04    Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal and accrued interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal and accrued interest of such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.
SECTION 13.05    Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.02; provided that if the Company makes any payment of principal and accrued interest of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.
ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
SECTION 14.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest, if any, on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any amendment or supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 15
SUBORDINATION
SECTION 15.01    Subordination Provisions. The Notes will be subject to the subordination provisions provided in the form of Note attached as Exhibit A hereto.
ARTICLE 16
MISCELLANEOUS PROVISIONS
SECTION 16.01    [Intentionally left blank]
SECTION 16.02    USA PATRIOT Act Section 326 Customer Identification Program. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
SECTION 16.03    Waiver of Jury Trial. Each of the Company, the Trustee, Custodian, paying agent, and Note Registrar hereby irrevocably waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.
SECTION 16.04    Provisions Binding on Company’s Successors All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its respective successors and assigns whether so expressed or not.
SECTION 16.05    Official Acts by Successor Corporation Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company in accordance with Article 12 hereof.
SECTION 16.06    Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to IMH Financial Corporation, 7001 North Scottsdale Road, #2050, Scottsdale, Arizona 85253, Attention: Chief Financial Officer, or such other address as the Company may designate from time to time by notice to the Noteholders and the Trustee. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: U.S. Bank National Association, Global Corporate Trust Services, 101 North First Avenue, Suite 1600, Phoenix, AZ 85003, Attention: Mary Ambriz-Reyes, Vice President, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company.
Any notice or communication mailed to a Noteholder shall be mailed to him by first‑class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.
Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 16.07    Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
SECTION 16.08    Evidence of Compliance With Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action (including any covenants compliance which constitutes a condition precedent) have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required in Section 4.05 of this Indenture) shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 16.09    [Intentionally Left Blank.]
SECTION 16.10    Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof or in the Note limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act in relation to indentures qualified under the Trust Indenture Act, the imposed duties shall control.
SECTION 16.11    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.
SECTION 16.12    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, the Custodian, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 16.13    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 16.14    Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, and Section 3.04, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.10. The Trustee will give notice to the Company of any such appointment.
Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.14, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
The provisions of Section 8.02, Section 8.04, Section 8.05 and Section 9.03 and this Section 16.14 shall be applicable to any authenticating agent.
SECTION 16.15    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
SECTION 16.16    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 16.16    Directions with Respect to the Notes. Any direction to the Trustee that is required or contemplated under the Note may be given by the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding.
The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

IMH FINANCIAL CORPORATION

By:
Name:
Title:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

[Trustee Signature Page to the Indenture]

EXHIBIT A
FORM OF NOTE

See attached.

A-1

EXHIBIT B
ASSIGNMENT
For value received                          hereby sell(s) assign(s) and transfer(s) unto                                  (Please insert social security or other Taxpayer Identification Number of assignee). $_________ of the 7% Senior Notes due 2021 of IMH Financial Corporation (the “Company”) and all of the obligations of the transferor under that certain Indenture dated as of _______, 2018 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and hereby irrevocably constitutes and appoints                          attorney to transfer said interest on the books of the Company, with full power of substitution in the premises.
The undersigned confirms that such interest is being transferred:

□	To the Company or a subsidiary thereof; or
□	To a Noteholder, as such term is defined in the Indenture.

Unless one of the boxes above is checked, the Trustee will refuse to register any Notes or beneficial interest in the Notes in the name of any person other than the registered holder thereof. If the Noteholder box is checked, a Confirmation of Transferee executed by the transferee or its duly authorized attorney in the form set forth below shall also be provided.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-1

Signature Guarantee
NOTICE: The signature on the Assignment must correspond with the name as reflected in the Note Register (as defined in the Indenture) in every particular without alteration or enlargement or any change whatever.
Confirmation of Transferee
The undersigned transferee, or ______________, its duly authorized attorney, hereby confirms that the transferee is a Noteholder and hereby assumes all of the obligations of the transferor under the Indenture with respect to the interest transferred.

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Consent of Company
IMH Financial Corporation hereby consents to the above transfer.

IMH FINANCIAL CORPORATION

By:
Its:

B-2